Exhibit 99.13



                                                           Accelerated Options
                                                           -------------------



                         DISCOVERY LABORATORIES, INC.
                       STOCK OPTION ASSUMPTION AGREEMENT


Optionee:   1~

            STOCK OPTION ASSUMPTION AGREEMENT issued as of the 16th day of June, 1998 by Discovery Laboratories, Inc., a Delaware corporation ("Discovery").

            WHEREAS, the undersigned individual ("Optionee") holds one or more outstanding options to purchase shares of the common stock of Acute Therapeutics, Inc., a Delaware corporation ("ATI"), which were granted to Optionee under the ATI 1996 Stock Option/Stock Issuance Plan (the "Plan"), and are evidenced by a Stock Option Agreement (the "Option Agreement") between ATI and Optionee.

            WHEREAS, ATI has been acquired by Discovery through the merger of a wholly-owned Discovery subsidiary ("Acquisition Sub") with and into ATI (the "Merger") pursuant to the Agreement and Plan of Merger dated as of March 5, 1998 by and among Discovery, ATI, Acquisition Sub and certain shareholders of ATI (the "Merger Agreement").

            WHEREAS, the provisions of the Merger Agreement require Discovery to assume all obligations of ATI under all options outstanding under the Plan at the consummation of the Merger and to issue to the holder of each outstanding option an agreement evidencing the assumption of such option.

            WHEREAS, one or more stock options held by Optionee under the Plan have been accelerated in connection with the Merger.

            WHEREAS, pursuant to the provisions of the Merger Agreement, the exchange ratio (the "Exchange Ratio") in effect for the Merger is 3.90 shares of Discovery common stock (the "Discovery Stock") for each outstanding share of ATI common stock (the "ATI Stock").

            WHEREAS, this Agreement is to become effective immediately upon the consummation of the Merger (the "Effective Time") in order to reflect certain adjustments to Optionee's outstanding options under the Plan which have become necessary by reason of the acceleration and assumption of those options by Discovery in connection with the Merger.

            NOW, THEREFORE, it is hereby agreed as follows:

            1. The stock options held by Optionee under the Plan immediately prior to the Effective Time (the "ATI Options") that were accelerated in connection with the Merger and the exercise price payable per share are set forth in Exhibit A hereto. Discovery hereby assumes,


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as of the Effective Time, all the duties and obligations of ATI under each of the ATI Options. In connection with such assumption, the number of shares of Discovery Stock purchasable under each ATI Option hereby assumed and the exercise price payable thereunder have been adjusted to reflect the Exchange Ratio at which shares of ATI Stock were converted into shares of Discovery Stock in consummation of the Merger. Accordingly, the number of shares of Discovery Stock subject to each ATI Option hereby assumed shall be as specified for that option in attached Exhibit B, and the adjusted exercise price payable per share of Discovery Stock under the assumed ATI Option shall be as indicated for that option in attached Exhibit B.

            2. The intent of the foregoing adjustments to each assumed ATI Option is to assure that the spread between the aggregate fair market value of the shares of Discovery Stock purchasable under each such option and the aggregate exercise price as adjusted pursuant to this agreement will, immediately after the consummation of the Merger, equal the spread which existed, immediately prior to the Merger, between the then aggregate fair market value of the ATI Stock subject to the ATI Option and the aggregate exercise price in effect at such time under the Option Agreement. Such adjustments are also designed to preserve, immediately after the Merger, on a per share basis, the same ratio of exercise price per option share to fair market value per share which existed under the ATI Option immediately prior to the Merger.

            3. The following provisions shall govern each accelerated ATI Option hereby assumed by Discovery:

                        (a) Unless the context otherwise requires, all
            references to the "Corporation" in each Option Agreement and in the Plan shall mean Discovery, all references to "Common Stock" shall mean shares of Discovery Stock, and all references to the "Board" or the "Committee" shall mean the Board of Directors of Discovery or the Compensation Committee of such Board.

                        (b) The vesting of each ATI Option has been accelerated
            in connection with the Merger so that each such option may be exercised for any or all of the shares subject to the option as fully-vested shares of Discovery Stock.

                        (c) The grant date and the expiration date of each
            assumed ATI Option and all other provisions which govern either the exercisability or the termination of the assumed ATI Option shall remain the same as set forth in the Option Agreement applicable to that option and shall accordingly govern and control Optionee's rights under this Agreement to purchase Discovery Stock.

                        (d) For purposes of applying any and all provisions of
            the Option Agreement relating to Optionee's "Service" with ATI, Optionee shall be deemed to continue in Service for so long as Optionee renders services as an employee, non-employee Board member or consultant or independent advisor to Discovery or any present or future Discovery subsidiary, including (without limitation) ATI.


                                     2.

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                        (e) The adjusted exercise price payable for the
            Discovery Stock subject to each assumed ATI Option shall be payable in any of the forms authorized under the Option Agreement applicable to that option.

                        (f) In order to exercise each assumed ATI Option,
            Optionee must deliver to Discovery a written notice of exercise in which the number of shares of Discovery Stock to be purchased thereunder must be indicated. The exercise notice must be accompanied by payment of the adjusted exercise price payable for the purchased shares of Discovery Stock and should be delivered to Discovery at the following address:

                        Discovery Laboratories, Inc.
                        509 Madison Avenue, 14th Floor
                        New York, NY  10022
                        Attention:  Option Plan Administrator

            4. Except to the extent specifically modified by this Option Assumption Agreement, all of the terms and conditions of each Option Agreement as in effect immediately prior to the Merger shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement.

                                     3.

            IN WITNESS WHEREOF, Discovery Laboratories, Inc. has caused this Stock Option Assumption Agreement to be executed on its behalf by its duly-authorized officer as of the 16th day of June, 1998.


                                     DISCOVERY LABORATORIES, INC.

                                     By: ______________________________________
                                     Name: ____________________________________
                                     Title: ___________________________________





                                ACKNOWLEDGMENT


            The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands that all rights and liabilities with respect to each of his or her ATI Options hereby assumed by Discovery Laboratories, Inc. are as set forth in the Option Agreement, the Plan and such Stock Option Assumption Agreement.


                                     __________________________________________
                                     1~, OPTIONEE



DATED: __________________, 199__



                                     4.

                                   EXHIBIT A

             Optionee's Outstanding Options to Purchase Shares of
                           Acute Therapeutics, Inc.
                          Common Stock (Pre-Merger)



        Number of Option Shares                Exercise Price
        -----------------------                --------------

                    2~                                 3~

                                   EXHIBIT B

             Optionee's Outstanding Options to Purchase Shares of
                         Discovery Laboratories, Inc.
                          Common Stock (Post-Merger)


        Number of Option Shares                Exercise Price
        -----------------------                --------------

                   4~                                 5~